Exhibit 10.3
Walmart Inc.
2016 Associate Stock Purchase Plan
(As amended effective February 1, 2024)

Table of Contents

I. DEFINITIONS		B-3

1.1	Account	B-3
1.2	Account Administrator	B-3
1.3	Account Closure	B-3
1.4	Affiliate	B-3
1.5	Associate	B-3
1.6	Award Program	B-3
1.7	Board	B-3
1.8	Committee	B-3
1.9	Company	B-3
1.10	Contribution	B-3
1.11	Employer	B-3
1.12	Participant	B-3
1.13	Participating Employer	B-3
1.14	Payroll Deduction	B-3
1.15	Plan	B-3
1.16	Plan Year	B-3
1.17	Section 16 Officers	B-3
1.18	Stock	B-3

II. ELIGIBILITY		B-3

2.1	In General	B-3
2.2	Leaves of Absence	B-4

III. PLAN CONTRIBUTIONS		B-4

3.1	Shares Available for Contributions	B-4
3.2	Plan Contributions	B-4
3.3	Maximum Limits on Contributions	B-4
3.4	Payroll Deductions	B-4
3.5	Matching Contributions	B-4
3.6	Award Contributions	B-4
3.7	Voluntary Contributions	B-5
3.8	Remittance of Contributions	B-5

IV. ACCOUNT PURCHASES, MAINTENANCE & SALES		B-5

4.1	Account Establishment	B-5
4.2	Share Purchases	B-5
4.3	Share Purchases for Non-U.S. Participants	B-5
4.4	Allocation to Accounts	B-6
4.5	Share Ownership	B-6
4.6	Account Statements	B-6
4.7	Risk of Loss	B-6
4.8	Commission & Maintenance Charges	B-6
4.9	Account Sales	B-7

V. ACCOUNT CLOSURE & TERMINATION OF EMPLOYMENT		B-7

5.1	Account Closure	B-7
5.2	By Termination of Employment Other Than Due to Death of Participant	B-7
5.3	By Transferring Employment from the Company or a Participating Employer to an Affiliate	B-7
5.4	Termination Due to Death of Participant	B-8

VI. AWARD PROGRAM		B-8

6.1	Scope of the Award Program	B-8
6.2	Outstanding Performance Component	B-8
6.3	Former Great Job Component	B-8

VII. ADMINISTRATION		B-8

7.1	Committee	B-8
7.2	Powers of the Committee	B-8

VIII. AMENDMENT & TERMINATION		B-9

8.1	Right to Amend or Terminate	B-9
8.2	Limitation on Right to Amend or Terminate	B-9

IX. MISCELLANEOUS PROVISIONS		B-9

9.1	Successors	B-9
9.2	Severability	B-9
9.3	Requirements of Law	B-9
9.4	Securities Law Compliance	B-9
9.5	No Rights as a Stockholder	B-10
9.6	Nature of Payments	B-10

9.7	Non-Exclusivity of the Plan	B-10
9.8	Military Service	B-10
9.9	Construction	B-10
9.10	Headings	B-10
9.11	Stockholder Approval	B-10
9.12	Taxes	B-10
9.13	Company-Associate Relationships	B-10
9.14	Governing Law	B-10

Walmart Inc. 2016
Associate Stock Purchase Plan

I. Definitions

1.1	“Account” shall mean a Participant’s account which holds his or her shares of Stock pursuant to the Plan.

1.2	“Account Administrator” shall mean the third party administrator for the Accounts as may be from time to time appointed by the Committee.

1.3	“Account Closure” shall mean the closing of a Participant’s Account by one of the following means:

(a)
“Automatic Account Closure” shall mean the closure of a Participant’s Account by the Committee (or the Account Administrator if applicable) at the time such Participant’s Account balance contains no shares (or fractional shares) of Stock on or after his or her termination of employment with the Employer.

(b)
“Participant Account Closure” shall mean the closure of a Participant’s Account pursuant to a request by the Participant to have his or her Account closed and to have all Stock or proceeds from the sale thereof distributed.

1.4	“Affiliate” shall mean any entity that is more than 50% owned or controlled, directly or indirectly, by the Company.

1.5
“Associate” shall mean any common law employee of an Employer, but shall not include independent contractors. An individual classified by the Employer as either an independent contractor or an individual who provides services to the Employer through another entity shall not be eligible to participate in this Plan during the period that the individual is so classified, even if such individual is later retroactively reclassified as an Associate during all or any part of such period pursuant to applicable law or otherwise.

1.6	“Award Program” shall mean a program established by the Company or a Participating Employer that results in its Associates receiving shares of Stock as an award for job performance.

1.7	“Board” shall mean the Board of Directors of the Company.

1.8	“Committee” shall mean the Compensation and Management Development Committee of the Board, or such other committee as may be appointed by the Board.

1.9	“Company” shall mean Walmart Inc., a Delaware corporation.

1.10
“Contribution” shall mean any of the types of contributions that may be made to a Participant’s Account under the Plan, either by the Company, a Participating Employer or a Participant as set forth in Section III.

1.11	“Employer” shall mean the Company and its Affiliates.

1.12
“Participant” shall mean any Associate of the Company or a Participating Employer who satisfies the eligibility requirements in Section II and who has an Account established under the Plan, and Participant shall also include any former Associate of the Company or a Participating Employer who was a Participant in the Plan at the time of his or her termination of employment until such time as an Account Closure occurs.

1.13
“Participating Employer” shall mean an Affiliate whose participation in the Plan has been approved by the Committee. The Committee may require the Participating Employer to make corresponding contributions under the Plan in accordance with rules and procedures established by the Committee. The Committee, in its sole discretion, may terminate any such Affiliate’s Participating Employer status at any time and the Accounts of those Participants who are Associates of such Affiliate will be treated as if such Participants had transferred employment to an Affiliate that is not a Participating Employer as described in Section 5.3 of the Plan.

1.14
“Payroll Deduction” shall mean the payroll deduction from a Participant’s biweekly or weekly regular compensation (including from vacation pay and pay from any paid leave of absence) of an amount authorized by the Participant as a Payroll Deduction Contribution.

1.15
“Plan” shall mean the Walmart Inc. 2016 Associate Stock Purchase Plan (formerly known as the Wal-Mart Stores, Inc. 2016 Associate Stock Incentive Plan, and the Wal-Mart Stores, Inc. 2004 Associate Stock Purchase Plan), as amended, restated and renamed herein, or as it may be further amended from time to time.

1.16	“Plan Year” shall mean April 1 of a calendar year to March 31 of the following calendar year, or such other period as set by the Committee.

1.17	“Section 16 Officers” shall mean those officers of the Company who are subject to subsection 16(a) of the Securities Exchange Act of 1934, as amended.

1.18	“Stock” shall mean the common stock, $.10 par value per share, of the Company.

II. Eligibility

2.1	In General. All Associates (including Section 16 Officers) of the Company or a Participating Employer are eligible to participate in the Plan, subject to the following limitations:

(a)
Associates who are restricted or prohibited from participating in the Plan under the applicable law of their state or country of residence may not participate in the Plan, except as may be provided in accordance with rules and procedures established by the Committee.

(b)
Associates of the Company and its Affiliates who are members of a collective bargaining unit whose benefits were the subject of good faith collective bargaining are excluded from participation in the Plan.

(c)
Participation by Associates of non-U.S. Participating Employers shall only be permitted upon approval by the Committee, which approval may be limited to groups or categories of Associates designated by the non-U.S. Participating Employer.

(d)
Section 16 Officers may be restricted in their ability to acquire or sell shares of Stock in order to comply with Section 16 of the Securities Exchange Act of 1934, as amended, in accordance with rules and procedures adopted by the Company’s Audit Committee.

2.2
Leaves of Absence. Participants continue to be eligible to participate in the Plan while on a bona fide leave of absence from the Company or a Participating Employer in accordance with applicable policies of the Company or Participating Employer, or under such other circumstances with the approval of the Committee.

III. Plan Contributions

3.1
Shares Available for Contributions. Subject to stockholder approval of this Plan: (i) 10,943,171 shares of Stock shall be available for purchase from the Company under the Plan for credit to Accounts or for purchase in open market transactions over a national securities exchange under the Plan for credit to Accounts; (ii) 20,000,000 shares of Stock shall be available for purchase from the Company under the Plan for credit to Accounts; and (iii) 100,000,000 shares of Stock shall be available for purchase in open market transactions over a national securities exchange under the Plan for credit to Accounts.

3.2	Plan Contributions. The definitions of the types of Contributions which may be made pursuant to the Plan are as follows (subject to the limits provided in Section 3.3 as applicable):

(a)
“Award Contribution” means a contribution under the Plan on behalf of a Participant by the Company or a Participating Employer, as applicable, made pursuant to the Award Program in the sole discretion of the Committee.

(b)
“Matching Contribution” means a cash contribution to the Plan on behalf of a Participant by the Company or a Participating Employer, as applicable, which is equal to fifteen percent (15%) of the amount of the Participant’s Payroll Deduction (up to a maximum dollar limit).

(c)	“Payroll Deduction Contribution” means a contribution to the Plan by a Participant pursuant to a valid authorization for a Payroll Deduction.

(d)
“Voluntary Contribution” means a contribution, if and to the extent permitted by the Committee from time to time, of shares of Stock or cash by the Participant to the Participant’s Account which is not made by Payroll Deduction.

3.3	Maximum Limits on Contributions.

(a)	Matching Contributions and “Outstanding Performance” awards under the Award Program are subject to a maximum dollar limit for the Plan Year as set by the Committee from time to time in its discretion.

(b)	During any Plan Year, the combination of Payroll Deduction Contributions and Voluntary Contributions made in cash (not Stock) by a Participant shall not exceed $125,000.

3.4	Payroll Deductions.

(a)
Subject to the Committee’s authority to adjust the following amounts, a Participant’s authorization for Payroll Deduction shall be for a minimum amount of $2.00 per biweekly pay period or $1.00 per weekly pay period, as applicable to the Participant, and such Payroll Deduction shall be in even multiples of $.50.

(b)
A Participant’s request for Payroll Deduction (or a request for a revision thereto) will become effective as soon as practicable after receipt of such request by the Company or the Participating Employer, as applicable.

(c)	A Participant’s Payroll Deduction authorization may be revised or terminated at any time by the Participant’s request to the Company or the Participating Employer, as applicable.

(d)
A Participant’s authorization for Payroll Deduction shall remain effective until the earlier of the Participant’s (1) request to revise or terminate the Payroll Deduction authorization or (2) termination of employment with the Company or a Participating Employer, subject to Section 8 of the Plan.

(e)
All requests to initiate, revise or terminate an authorization for Payroll Deduction as described in this Section 3.4 shall be made in writing or in such other form acceptable to the Committee or its delegate from time to time.

(f)
The Senior Vice President, Total Rewards, or any successor position, in his or her discretion, may prohibit a Payroll Deduction from the final paycheck of a Participant. This Section applies to the Participant’s final paycheck even if the Participant made a valid Payroll Deduction election applicable to prior paychecks. If a Payroll Deduction is prohibited from a Participant’s final paycheck, any corresponding Matching Contributions shall also be prohibited.

3.5	Matching Contributions. The Company or Participating Employer, as applicable, shall make Matching Contributions as provided under the Plan and subject to the limits set forth in Section 3.3.

3.6
Award Contributions. Award Contributions shall be made, in the Committee’s sole discretion, by either (1) the Company or the Participating Employer, as applicable, remitting to the Account Administrator on behalf of the Participant funds sufficient to purchase any shares or fractional shares of Stock that have been granted to such Participant under the Award Program or (2) the Participant receiving the Award Contribution directly as a certificate for a share or shares (as applicable) of Stock.

3.7	Voluntary Contributions. Participants may make Voluntary Contributions to the Plan subject to the terms and limitations described herein or that may be prescribed by the Committee from time to time.

3.8	Remittance of Contributions.

(a)
The Company or a Participating Employer, as applicable, will forward the total of all Payroll Deductions for the applicable payroll period along with the corresponding Matching Contributions, a list of Participants for whom the Contributions are being made and the amount allocable to each such Participant’s Account to the Account Administrator as soon as practicable.

(b)	Voluntary Contributions, whether made in cash or shares of Stock, shall be remitted to the Account Administrator directly by the Participant.

(c)	As soon as practicable following a grant of an Award Contribution, an Award Contribution shall be made in the Committee’s sole discretion as described in Section 3.6 of the Plan.

(d)
Prior to the time a Participant’s Payroll Deduction and corresponding Matching Contribution is distributed to the Account Administrator, such amounts are considered general assets of the Company or Participating Employer (as applicable) and, as such, are subject to the claims of the Company’s or Participating Employer’s (as applicable) creditors in the event of insolvency or bankruptcy. In addition, no interest shall be paid on such amounts and all Participants assume the risk of fluctuations in the value or market price of Stock.

IV. Account Purchases, Maintenance & Sales

4.1
Account Establishment. The Account Administrator shall establish an Account in accordance with the Plan for any Associate who becomes a Participant. Upon the Committee’s (or its delegate’s) request, the Account Administrator shall establish an Account for an Associate who is to be awarded shares under an Award Program and who is not then a Participant.

4.2
Share Purchases. No later than five business days after the Account Administrator receives the remittance of funds for Contributions (including Voluntary Contributions made in cash) made to the Plan, the Account Administrator shall purchase shares of Stock from the Company, which may be purchases from the Company of authorized, but unissued, shares of Stock, shares of Stock held as treasury shares of Stock, in open market transactions over a national securities exchange, or in a combination of the foregoing. Notwithstanding the foregoing, the Committee may from time to time provide instructions to the Account Administrator with respect to the purchase of such shares of Stock but, absent such instructions, the Account Administrator shall determine the source of such Stock purchases in its discretion.

(a)
In the case of purchases from the Company of authorized but unissued or treasury shares of Stock, the price of such shares is equal to the Volume Weighted Average Price (VWAP) as reported on the New York Stock Exchange - Composite Transactions on the relevant date of purchase; provided, however, that the Committee may, in its discretion, designate some other methodology for determining the fair market value of such shares of Stock purchased from the Company.

(b)
The Account Administrator’s purchase of shares of Stock in open market transactions over a national securities exchange and the price per share shall be in accordance with rules and procedures established by the Committee from time to time, the rules of the national securities exchange over which the shares of Stock are purchased and the rules of the Financial Industry Regulatory Authority.

(c)
As determined in the discretion of the Account Administrator (in accordance with any applicable rules and procedures of the Committee), funds received as Voluntary Contributions may be bundled into a group for the purpose of purchasing shares of Stock and such shares may be purchased over a time period that is greater than one day. If such shares of Stock are purchased as part of a bundled group, a Participant’s purchase price for each share of Stock shall be the average price of all shares of Stock purchased within that group as determined by the Account Administrator.

(d)
No provision of this Plan shall limit the ability of the Committee to implement a real-time trading (or other) mechanism for the purchase or sale of shares of Stock under the Plan and, to the extent determined by the Committee, shall replace any other methodology for valuing and allocating shares of Stock purchased or sold under the Plan.

4.3
Share Purchases for Non-U.S. Participants. With respect to non-U.S. Participants, the amounts (1) withheld from such a Participant’s compensation pursuant to an authorization for Payroll Deduction or (2) contributed as either a Matching Contribution or an Award Contribution made directly to a Participant’s Account shall be converted from the applicable foreign currency to U.S. dollars for the purpose of purchasing shares of Stock, and such conversion shall be pursuant to the exchange rate published in The Wall Street Journal (or other similar source) on a date as soon as practicable prior to the effective date of the cash transfer from the Company or the Participating Employer, as applicable, to the Account Administrator. All such Participants assume the risk of fluctuations in the value or market price of shares of Stock and applicable currency exchange rates. With respect to non-U.S. Participants making Voluntary Contributions in cash, such amounts must be tendered to the Account Administrator in U.S. dollars unless otherwise determined by the Committee.

Notwithstanding anything to the contrary contained in the terms of this Plan, at the discretion of the Committee, purchases of shares of Stock for, or the participation in the Plan by, non-U.S. Participants may be suspended or discontinued if the applicable laws of a country or another governmental authority (such as the European Union) governing such purchases of shares of Stock or participation in the Plan would require the Company to register or qualify such shares of Stock, or its deemed offer or sale of shares of Stock under the Plan to, or to otherwise comply with procedures under such laws with respect to any deemed offer and sale of shares of Stock by the Company under the Plan to, such non-U.S. Participants or the Company would otherwise become subject to the laws of such country or other governmental authority as a result of such purchases of shares of Stock by or on behalf of a non-U.S. Participant unless the Company is already subject in all respects to the jurisdiction of such country or governmental authority.

4.4
Allocation to Accounts. The number of shares (whole and fractional shares) of Stock shall depend upon the purchase price as described in Section 4.2 at the time such purchases are made. Purchases of Stock will be allocated by the Account Administrator based upon the applicable purchase price to each applicable Participant’s Account in proportion to the respective amount of Contributions received for each Participant’s Account. Allocations of Stock will be made in full shares and in fractional interests in shares to the thousandths of a share.

4.5	Share Ownership. At the time shares of Stock are credited to a Participant’s Account, he or she will acquire full ownership of all such shares (as well as any fractional interests) of Stock.

(a)
All shares of Stock will be registered in the name of the Account Administrator and will remain so registered until delivery is requested by the Participant. The Participant may request from the Account Administrator that a certificate for any or all full shares of Stock be delivered to the Participant or that the Participant be reflected as the record owner of such shares of Stock in the Direct Registration System of the Depository Trust Company, if the Company participates in that system, at no cost to such Participant at any time.

(b)
The Account Administrator shall cause to be delivered at no cost to each Participant as promptly as practicable, by mail, electronic mail, or otherwise, all notices of shareholders’ meetings, proxy statements and other material distributed by the Company to its stockholders. The full shares of Stock in each Participant’s Account shall be voted in accordance with the Participant’s signed proxy voting instructions timely delivered to the Account Administrator. In the event that a Participant does not timely provide the Account Administrator with proxy voting instructions, the Account Administrator may direct the voting of such shares of Stock held in an Account to the extent such action or direction would comply with applicable law and any applicable listing standards of a national securities exchange.

(c)
A Participant may not assign or hypothecate any interest in the Plan; provided, however, that upon purchase of shares under the Plan, such shares may be sold, assigned, pledged, hypothecated or otherwise dealt with as would be the case with respect to any other shares of Stock the Participant might otherwise own, subject to the Participant’s compliance with the Walmart Inc. Insider Trading Policy.

(d)
Neither the Company nor any Participating Employer may make any deductions from amounts properly credited to a Participant’s Account. Neither the Company nor any Participating Employer shall have any security interest on the shares of Stock held in a Participant’s Account. Notwithstanding the foregoing, a lender may have a security interest on the shares of Stock held in a Participant’s Account if the Participant has pledged such Stock as collateral in connection with a line of credit that may be obtained by certain Participants (other than Section 16 Officers) through the Account Administrator’s Stock Secured Line of Credit Program, if any.

4.6	Account Statements. Each Participant will be sent at least an annual statement reflecting all Account activity during the period covered by the statement.

4.7
Risk of Loss. There is no guarantee of the value or market price of shares of Stock acquired pursuant to the Plan. In seeking potential benefits of Stock ownership, each Participant bears the risks associated with Plan participation and ownership of Stock, including the risk of any decrease in the value of market price of shares of Stock acquired pursuant to the Plan.

4.8	Commission & Maintenance Charges.

(a)
No brokerage commissions are charged to Participants for purchases of Stock under the Plan, however, brokerage commissions and other applicable fees shall be charged to the Participant for all sales of Stock from his or her Account. Such commissions and other applicable fees for sales of Stock held in a Participant’s Account shall be at the rates posted by the Account Administrator, which may be changed from time to time by the Account Administrator with approval of the Committee (or its delegate).

(b)
The Company or Participating Employer, as applicable, shall pay the applicable periodic maintenance fees (if any) for the Participant’s Account until the earlier of (1) a Participant Account Closure occurs or (2) the Participant incurs a termination of employment with the Company or Participating Employer, as applicable, subject to Section 5.3. Any services requested of the Account Administrator by the Participant that are not covered by the Company’s arrangement with the Account Administrator shall be paid for solely by the Participant.

(c)
At such time as the Company or Participating Employer, as applicable, ceases to pay the applicable Account maintenance fees as set forth subsection (b) above, the Participant shall become responsible for any applicable Account maintenance fees. In this case, periodic maintenance fees and other applicable charges to the Account shall be paid from time to time to the Account Administrator automatically from the proceeds of a sale of a sufficient number of shares of Stock held in the Participant’s Account to cover such fees and charges until the earlier of a Participant Account Closure or an Automatic Account Closure occurring.

4.9
Account Sales. The Participant may instruct the Account Administrator in writing (or any other method acceptable to the Committee or its delegate) at any time to sell any portion or all of his or her full shares of Stock and the fractional interest in any shares of Stock allocable to his or her Account, and the timing for such sale of Stock shall be in accordance with rules and procedures established by the Committee from time to time. Any account sales shall be subject to the Walmart Inc. Insider Trading Policy, including, but not limited to, the Trading Windows and trading restrictions on Section 16 Officers.

(a)
The sale price for a share of Stock under the Plan shall be the average price of all shares of Stock sold by the Account Administrator on the date of the Participant’s sale transaction; provided, however, that the Committee reserves the right to implement a real-time trading or similar mechanism for Participants’ sales of shares of Stock from their respective Accounts under the Plan and the valuation of shares of Stock would be in accordance with any such mechanism.

(b)
Upon such sale, the Account Administrator shall mail to the Participant a check (or such method of payment as approved by the Committee or its delegate) for the proceeds, less the brokerage commission, and other normal charges such as sales fees, which are payable by the Participant.

(c)
Such instruction to the Account Administrator, or a request for delivery of Stock certificates held in the Participant’s Account, will not affect the Participant’s status as a Participant under the Plan unless the delivery of such certificates results in an Account Closure.

(d)
With respect to non-U.S. Participants, shares of Stock are sold or traded in U.S. dollars and such amounts can be converted for the purpose of remitting the proceeds to the non-U.S. Participant. If the proceeds from the sale of shares of Stock held in the Participant’s Account are converted to a currency other than U.S. dollars, such conversion shall be made pursuant to the applicable exchange rate published in The Wall Street Journal (or other similar source) on the date such transaction is executed. All such Participants assume the risk of fluctuations in the value or market price of shares of Stock and applicable currency exchange rates.

V. Account Closure & Termination of Employment

5.1
Account Closure. A Participant who elects to discontinue Payroll Deductions under the Plan shall continue to be a Participant until the earlier of a Participant Account Closure or an Automatic Account Closure occurring. In connection with a Participant Account Closure, the Participant must elect to have his or her Account fully distributed in either (1) Stock (except that the value of any fractional shares of Stock will be distributed in cash) less any applicable fees or (2) cash by directing all full shares (and fractional interests) of Stock to be sold with the proceeds, less applicable brokerage commissions and other applicable fees, being distributed in accordance with the terms, provisions, and conditions of the Plan.

5.2
By Termination of Employment Other Than Due to Death of Participant. The Account of a Participant who incurs a termination of employment (other than by reason of death) with the Company or a Participating Employer will continue to be maintained with the periodic fees and any other applicable charges being paid by the Participant in accordance with Section 4.8(c) of the Plan.

5.3
By Transferring Employment from the Company or a Participating Employer to an Affiliate. A Participant who transfers employment from the Company or a Participating Employer to an Affiliate who does not sponsor or participate in the Plan may continue to have his or her Account maintained at the expense of the Company while still employed with an Affiliate until the earlier of a Participant Account Closure or an Automatic Account Closure occurring (provided that such Automatic Account Closure can only occur following termination of employment with such Affiliate). In connection with a Participant Account Closure, the Participant must elect to have his or her Account fully distributed in either (1) Stock (except that the value of any fractional shares of Stock will be distributed in cash less any applicable fees) or (2) cash by directing all full shares (and fractional interests) of Stock to be sold with the proceeds, less applicable brokerage commissions and other applicable fees, being distributed, in accordance with the terms, provisions, and conditions of the Plan. Unless and until such Participant re-establishes eligibility to participate in the Plan, such Participant shall no longer be eligible to make or receive Contributions to the Plan (including by Payroll Deduction or Voluntary Contribution).

5.4
Termination Due to Death of Participant. Following a Participant’s death, the Company or Participating Employer, as applicable, shall cease making Payroll Deductions and Matching Contributions to such Participant’s Account as soon as practicable. In addition, as soon as practicable following the Participant’s death, the Account Administrator will distribute the proceeds of the deceased Participant’s Account less applicable brokerage commissions and other applicable fees in accordance with rules and procedures established by the Committee (which may include a designation by a Participant of a beneficiary or a joint tenant with respect to a Participant’s Account) and, in the absence of applicable rules and procedures (or such designations), to the Participant’s estate.

VI. Award Program

6.1
Scope of the Award Program. The Award Program is designed to provide an incentive to Associates of the Company and Participating Employers who provide exceptional customer service and job performance. Awards under the Award Program are not intended to be given to those who satisfy, but do not exceed, expectations. The Award Program includes an “Outstanding Performance” component.

6.2
Outstanding Performance Component. An “Outstanding Performance” award is an award of Stock to an Associate in recognition of the individual’s consistently outstanding performance in his or her specific job-related roles over a month, a quarter, or a year.

(a)
Associates who receive “Outstanding Performance” awards may either be issued certificates for shares of Stock or, at the discretion of the Committee, the Company (or Participating Employer) may have the Account Administrator purchase shares of Stock to be credited to the Participant’s Account as described in Section 3.6 of the Plan.

(b)
“Outstanding Performance” awards are either approved directly by the Committee or by its delegate in accordance with rules and procedures established by the Committee, and are subject to individual maximum dollar limitations as set by the Committee from time to time.

6.3	Former Great Job Component. This component of the Plan was discontinued in 2007 and all outstanding Great Job buttons were cancelled on September 1, 2008.
VII. Administration

7.1	Committee.

(a)	Subject to Section 7.2, the Plan shall be administered by the Committee.

(b)
The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan. The Committee also may revoke any such delegation of authority at any time.

7.2	Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(a)	to determine when, to whom and in what types and amounts Contributions should be made;

(b)	to make Contributions to eligible Associates in any number, and to determine the terms and conditions applicable to each Contribution;

(c)	to determine whether any terms and conditions applicable to a Contribution have been satisfied;

(d)	to set minimum and maximum dollar, share or other limitations on the various types of Contributions under the Plan;

(e)	to determine whether an Affiliate should be designated as a Participating Employer and whether an Affiliate’s Participating Employer status should be terminated;

(f)	to determine whether Associates of non-U.S. Participating Employers should be eligible to participate in the Plan;

(g)	to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(h)
to make, amend, suspend, waive and rescind rules and regulations relating to the Plan (including, but not limited to, such rules and regulations that would allow designations for beneficiaries and/or joint tenants to be made by Participants in connection with Accounts under the Plan);

(i)	to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(j)
to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and award agreements or any other instrument entered into or relating to a Contribution under the Plan; and

(k)
to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Associate, any person claiming any rights under the Plan from or through any Participant, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

VIII. Amendment & Termination

8.1
Right to Amend or Terminate. The Board, or a duly authorized committee thereof, reserves the right to amend, modify, suspend or discontinue the Plan at any time in its sole discretion without the approval of the Company’s stockholders, except that (a) any amendment or modification shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any securities exchange or automated quotation system on which the shares of Stock may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or modifications to stockholders for approval.

8.2
Limitation on Right to Amend or Terminate. Any such amendment, modification, suspension or termination will not result in the forfeiture of (1) subject to Section 3.8(d), any funds contributed but not yet invested in the Participant’s Account, (2) any shares (or fractional interests) of Stock purchased on behalf of the Participant under the Plan, or (3) subject to Section 3.8(d), any dividends or other distributions in respect of such shares that are declared subsequent to a Participant’s Contribution but prior to the effective date of the amendment, modification, suspension or termination of the Plan.

IX. Miscellaneous Provisions

9.1
Successors. All obligations of the Company under the Plan with respect to Contributions made hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

9.2
Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

9.3
Requirements of Law. The granting of awards, the making of Contributions, and the delivery of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan, Participants shall not be entitled to receive benefits under the Plan, and the Company (and any Affiliate) shall not be obligated to deliver any shares of Stock or deliver benefits to a Participant, if such delivery would constitute a violation by the Participant or the Company or any of its Affiliates of any applicable law or regulation.

9.4	Securities Law Compliance.

(a)
If the Committee deems it necessary to comply with any applicable securities law or the requirements of any securities exchange upon which shares of Stock may be listed, the Committee may impose any restriction on Contributions, shares of Stock acquired pursuant to Contributions or purchases of shares of Stock under the Plan as it may deem advisable. Shares of Stock credited to the Account of a Participant, delivered to a Participant in certificated form or registered to a Participant in the Direct Registration System that may not be reoffered and resold by such Participant under applicable securities laws except pursuant to an effective registration statement covering or with respect to, or a qualification of, such shares of Stock or of such reoffer and resale of such shares of Stock or in accordance with another compliance procedure permitting a public reoffer and resale of such shares of Stock, in each case, in accordance with applicable securities laws, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under applicable securities laws and the listing requirements and rules for listed companies of any securities exchange upon which shares of Stock are then listed and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions and, if so requested by the Company, such Participant shall make a written representation to the Company that he or she will not reoffer or resell any shares of Stock held by him or her except in compliance with all applicable requirements for the registration or qualification of such shares of Stock or of such reoffer and resale of such shares of Stock or in accordance with such other compliance procedure permitting the public reoffer and resale of such shares of Stock unless he or she shall have furnished to the Company an opinion of an experienced securities attorney licensed in the jurisdiction whose securities laws govern such reoffer and resale that such registration, qualification or other compliance actions regarding such reoffer and resale are not required for such reoffer and resale of such shares of Stock to be effected in compliance with the applicable securities laws, which opinion shall be in form and substance satisfactory to the Company in its sole discretion.

(b)
If the Committee determines that the nonforfeitability of, or delivery of benefits pursuant to, any Contribution or any purchase of shares of Stock, either from the Company or in an open market purchase over a national securities exchange, would result in a violation of any provision of any applicable securities laws or the listing requirements or rules for listed companies of any securities exchange on which the Stock is listed for trading, then the Committee may postpone any such nonforfeitability or delivery, as applicable, and may suspend the purchase of shares of Stock under the Plan, but the Company shall use all reasonable efforts to cause such nonforfeitability or delivery to comply with all such provisions at the earliest practicable date and to permit the Account Administrator to make purchases of shares of Stock in accordance with the Plan at the earliest practicable date; provided that the Company may, in its sole discretion, suspend the participation in the Plan of any Participant or any or all Participants to the extent necessary for the Company to comply or remain in compliance with the securities laws of any jurisdiction, including the United States, and may suspend purchases of shares of Stock that would be deemed to be the offer and sale of shares of Stock by the Company in a transaction that is not registered pursuant to, or exempt from registration under, Section 5 of the Securities Act of 1933, as amended, or is not qualified or otherwise permitted to be made under the securities laws of any jurisdiction outside of the United States, for such period as the Company deems appropriate in order for the Company to file a registration statement with the U.S. Securities and Exchange Commission with respect to the offer and sale of shares of Stock under the Plan and to have such registration statement declared effective by the U.S. Securities and Exchange Commission and to effect all necessary qualifications and to comply with any other compliance procedures required to be adhered to in order for such purchases of such shares of Stock on behalf of Participants to comply with all applicable securities laws, rules, and regulations.

9.5
No Rights as a Stockholder. No Participant shall have any rights as a stockholder of the Company with respect to the shares of Stock which may be deliverable to the Participant’s Account in connection with a Contribution (other than a Voluntary Contribution of previously-owned shares of Stock) under the Plan until such shares of Stock have been credited to his or her Account or have been delivered to him or her.

9.6
Nature of Payments. Matching Contributions and Award Contributions shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Participant, except as such agreement shall otherwise expressly provide.

9.7
Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Associates as it may deem desirable.

9.8	Military Service. The Plan shall be administered in accordance with Section 414(u) of the Internal Revenue Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

9.9
Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

9.10	Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

9.11
Stockholder Approval. All Contributions made on or after the effective date of the amended and restated Plan and prior to the date the Company’s stockholders approve the amended and restated Plan are expressly conditioned upon and subject to approval of the amended and restated Plan by the Company’s stockholders.

9.12
Taxes. All Payroll Deduction Contributions, Matching Contributions and Award Contributions are subject to withholding for applicable federal, state and local income taxes and will be reported as wage income by the Company. When a Participant authorizes a Payroll Deduction of a specific amount, more than that amount will actually be withheld from his or her compensation to cover the withholding taxes due on the Payroll Deduction Contribution and Matching Contribution. Unless set forth otherwise by applicable law, rule, or regulation, the distribution of shares of Stock from a Participant’s Account to a Participant, or cash in lieu of fractional shares, will not be a taxable event.

9.13
Company-Associate Relationships. Nothing contained in this Plan shall in any way affect the rights of the Company (including any of its Affiliates) in its relationship with any Associate or affect the Company’s (including any of its Affiliates’) right to discharge any Associate or increase or reduce any Associate’s compensation.

9.14
Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent it is governed by the federal securities laws or the choice of laws provision contained in the Company’s agreement with the Account Administrator.

9.15
Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the Company’s stockholders, the number and type of shares of Stock available for Contributions under the Plan shall be proportionately adjusted to reflect an extraordinary dividend or other distribution, stock split, reverse stock split, merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, split-up, spin-off, combination or reclassification of the Stock, or any other increase or decrease in the number of outstanding Stock effected without receipt of consideration by the Company, issuance or warrants or other rights to purchase Stock or other securities of the Company or other similar corporate transaction or event that affects the Stock such that an adjustment is determined by the Board or the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. That adjustment shall be made by the Board or the Committee, whose determination shall be final, binding, and conclusive as to every person interested under the Plan.